AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 11, 1997
                                                     REGISTRATION NO. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   ----------
                           BENCHMARK ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)

                          TEXAS                           74-2211011
             (State or other jurisdiction of           (I.R.S. Employer
             incorporation or organization)           Identification No.)

                  3000 TECHNOLOGY DRIVE
                     ANGLETON, TEXAS                         77515
        (Address of Principal Executive Offices)          (Zip Code)

                           BENCHMARK ELECTRONICS, INC.
                          401(k) EMPLOYEE SAVINGS PLAN
                              (Full title of plan)

                                DONALD E. NIGBOR
                                    PRESIDENT
                              3000 TECHNOLOGY DRIVE
                              ANGLETON, TEXAS 77515
                     (Name and address of agent for service)

                                 (409) 849-6550
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                                JOHN R. BRANTLEY
                          BRACEWELL & PATTERSON, L.L.P.
                           SOUTH TOWER PENNZOIL PLACE
                        711 LOUISIANA STREET, SUITE 2900
                            HOUSTON, TEXAS 77002-2781

                                   ----------

                         CALCULATION OF REGISTRATION FEE

                                                    Proposed               Proposed
    Title of Securities          Amount to be   Maximum Offering      Maximum Aggregate          Amount of
     to be Registered             Registered    Price Per Share         Offering Price        registration fee
------------------------------   ------------   ----------------      ------------------      ----------------
Common Stock,
par value $.10 per share(1) ..        500,000   $        34.5625(2)   $       17,281,250(2)   $          5,237
==============================   ============   ================      ==================      ================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Calculated pursuant to Rule 457(c) and (h) based on the average of the high and low sale prices of the Common Stock on the New York Stock Exchange on June 6, 1997.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*


* The information required by Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the introductory Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents, or portions of documents, previously filed by Benchmark Electronics, Inc. (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

      1. The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

      2. The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997; and

      2. The description of the Company's Common Stock, par value $.10 per share ("Common Stock"), contained in the Company's Registration Statement on Form 8-A dated May 6, 1997.

      All documents filed by the Company or the Benchmark Electronics, Inc. 401(k) Employee Savings Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

      Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

      Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

      Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      TEXAS BUSINESS CORPORATION ACT

      Article 2.02-1.B of the Texas Business Corporation Act, as amended (the "TBCA"), grants to a corporation the power to indemnify a person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director of the corporation against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses actually incurred in connection therewith, only if it is determined that the person (1) conducted himself in good faith; (2) reasonably believed that (a) in the case of conduct in his official capacity as a director of the corporation, his conduct was in the corporation's best interests, and (b) in all other cases, his conduct was at least not opposed to the corporation's best interests; and
(3) in the case of any criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful. Article 2.02-1.C limits the allowable indemnification by providing that, except to the extent permitted by Article 2.02-1.E, a director may not be indemnified in respect of a proceeding in which the person was found liable (1) on the basis that he improperly received a personal benefit, whether or not the benefit resulted from an action taken in his official capacity, or (2) to the corporation. Article 2.02-1.E provides that if a director is found liable to the corporation or is found liable on the basis that he received a personal benefit, the permissible indemnification (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding, and (2) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation. Finally, Article 2.02-1.H provides that a corporation shall indemnify a director against reasonable expenses incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a director if he has been wholly successful, on the merits or otherwise, in defense of the proceeding.

      With respect to the officers of a corporation, Article 2.02-1.O of the TBCA provides that a corporation may indemnify and advance expenses to an officer of the corporation to the same extent that it may indemnify and advance expenses to directors under Article 2.02-1. Further, Article 2.02-1.O provides that an officer of a corporation shall be indemnified as, and to the same extent, provided by Article 2.02-1.H for a director.

      AMENDED AND RESTATED BYLAWS

      The Amended and Restated Bylaws of the Company make mandatory the indemnification of and advancement of expenses to its directors who become involved in indemnifiable legal proceedings, subject to their compliance with certain requirements imposed by Texas law.

      INDEMNITY AGREEMENTS

      The Company has entered into Indemnity Agreements with its directors and officers pursuant to which the Company generally is obligated to indemnify its directors and officers to the full extent permitted by Texas law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

      Not applicable.

ITEM 8.  EXHIBITS

EXHIBIT
NUMBER             DESCRIPTION
-------            -----------

4.1 - Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Registration No. 33-46316) (the "Registration Statement")).

4.2 - Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the Registration Statement).

23  -  Consent of KPMG Peat Marwick LLP.

Pursuant to paragraph (b) of Item 8 of Form S-8, in lieu of filing an Exhibit 5 to this Registration Statement, the Company hereby undertakes that it will submit the plan to which this Registration Statement relates and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the plan under Section 401 of the Internal Revenue Code.

ITEM 9.  UNDERTAKINGS

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

THE REGISTRANT

      Pursuant to the requirements of the securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Angleton, State of Texas, on June 10, 1997.

                                          BENCHMARK ELECTRONICS, INC.

                                          By: /s/ DONALD E. NIGBOR
                                                  Donald E. Nigbor
                                                  President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Name                        Position                          Date
        ----                        --------                          ----

_______________________          Chairman of the                 _______________
John C. Custer                 Board of Directors

/s/ DONALD E. NIGBOR          Director and President              June 10, 1997
Donald E. Nigbor          (principal executive officer)

/s/ STEVEN A. BARTON          Director and Executive              June 10, 1997
Steven A. Barton                  Vice President

/s/ CARY T. FU                Director and Executive              June 10, 1997
Cary T. Fu              Vice President (principal financial
                              and accounting officer)

_______________________              Director                    _______________
Peter G. Dorflinger

/s/ GERALD W. BODZY                  Director                     June 10, 1997
Gerald W. Bodzy

_______________________              Director                    _______________
David H. Arnold

THE PLAN

      Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Angleton, State of Texas, on June 10, 1997.

                                          BENCHMARK ELECTRONICS, INC. 401(k)
                                             EMPLOYEE SAVINGS PLAN

                                          By: /s/ GAYLA J. DELLY
                                                  Gayla J. Delly
                                                  Authorized Representative

                                  EXHIBIT INDEX

EXHIBIT
NUMBER             DESCRIPTION
-------            -----------

4.1 - Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Registration No. 33-46316) (the "Registration Statement")).

4.2 - Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the Registration Statement).

23  -  Consent of KPMG Peat Marwick LLP.